                        CONSENT OF INDEPENDENT AUDITORS


                                                                    EXHIBIT 23.2

We consent to the incorporation by reference in the attached Registration Statement (Form S-8) of Governmental Properties Trust, Inc. ("Gen-Net Lease Income Trust, Inc." or the "Company"), pertaining to the registration of 1,000,000 shares of Common Stock under the Company's 2003 Equity Incentive Plan, of our report dated September 5, 2003 related to the consolidated financial statements of Gen-Net Lease Income Trust, Inc., our report dated September 22, 2003 related to the Statement of Revenue and Certain Expenses of the Harahan Fed-Ex Property, our report dated September 24, 2003 related to the Statement of Revenue and Certain Expenses of the United States Border Patrol Station - Harlingen, Texas, our report dated September 24, 2003 related to the Statement of Revenue and Certain Expenses of the United States Immigration and Naturalization Services District Office - Harlingen, Texas, our report dated December 11, 2003 related to the Statement of Revenue and Certain Expenses of the United States Bureau of Public Debt Back-Up Facility - Mineral Wells, West Virginia and our report dated December 23, 2003 related to the Statements of Revenue and Certain Expenses of the United States Federal Bureau of Investigation Branch Office - Pittsburgh, Pennsylvania, included in the Company's Registration Statements (Form S-11 No. 333-109565 and No. 333-112219) and related Prospectus dated January 27, 2004 of Government Properties Trust, Inc. for the registration of 16,000,000 shares of its common stock.




                                                               ERNST & YOUNG LLP



February 26, 2004
Chicago, Illinois